===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                FRIEDMAN'S INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                               [FRIEDMAN'S LOGO]

                              4 West State Street
                            Savannah, Georgia 31401

                                                               January 29, 2001

Dear Stockholder:

  On behalf of the Board of Directors and management of Friedman's Inc., I cordially invite you to attend the 2001 Annual Meeting of Stockholders to be held at the Westin Savannah Harbor, One Resort Drive, Savannah, Georgia, on March 1, 2001, at 10:00 a.m. local time.

  We look forward to your attendance at the Annual Meeting so that you can learn more about your Company and become better acquainted with members of the Board of Directors and the management team. The sole item of business that is being presented for a vote by the holders of Class A Common Stock at the Annual Meeting is the election of three directors of the Company, as explained in the accompanying Proxy Statement.

  It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at the meeting.

  If you have any questions about the Proxy Statement or the accompanying 2000 Annual Report, please contact Mr. Victor M. Suglia at (912) 233-9333.

                                          Sincerely,
                                          /s/ Bradley J. Stinn
                                          Bradley J. Stinn
                                          President and Chief Executive
                                          Officer

                                FRIEDMAN'S INC.
                              4 West State Street
                            Savannah, Georgia 31401

                 NOTICE TO THE HOLDERS OF CLASS A COMMON STOCK
                     OF THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 1, 2001

  Notice is hereby given to the holders of the Class A common stock, $.01 par value per share (the "Class A Common Stock"), of Friedman's Inc. (the "Company") that the 2001 Annual Meeting of Stockholders of the Company (the "Annual Meeting") will be held at the Westin Savannah Harbor, One Resort Drive, Savannah, Georgia, on March 1, 2001 at 10:00 a.m., local time, for the following purposes:

  (i) To elect three directors to serve until the 2002 Annual Meeting of Stockholders; and

  (ii) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  Information relating to the Annual Meeting and the election of directors is set forth in the attached Proxy Statement.

  Only those stockholders of record at the close of business on January 5, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof; however, the transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for a period of ten days prior thereto at the executive offices of the Company in Savannah, Georgia.

                                          By Order of the Board of Directors.
                                          /s/ Victor M. Suglia
                                          Victor M. Suglia
                                          Secretary
January 29, 2001

  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY
SOLICITATIONS BY RETURNING YOUR PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                                FRIEDMAN'S INC.

                               ----------------

                                Proxy Statement
                      For Holders of Class A Common Stock
                      For Annual Meeting of Stockholders
                          to be Held on March 1, 2001

                               ----------------

  This Proxy Statement is furnished to holders of the Class A common stock, $.01 par value per share ("Class A Common Stock"), of Friedman's Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of Class A Common Stock for use at the 2001 Annual Meeting of Stockholders to be held at 10:00 a.m. local time, at the Westin Savannah Harbor, One Resort Drive, Savannah, Georgia on March 1, 2001, and at any adjournments thereof (the "Annual Meeting").

  With respect to the holders of Class A Common Stock, the Annual Meeting will be held for the following purposes: (i) to elect three directors to serve until the 2001 Annual Meeting of Stockholders and (ii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  The approximate date on which this Proxy Statement and the accompanying Proxy are first being sent or given to stockholders of the Company is January 31, 2001.

Stockholders Entitled to Vote

  Only stockholders of record of the Company at the close of business on January 5, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 13,285,533 shares of the Class A Common Stock issued and outstanding held by approximately 71 stockholders of record. In addition, there were 1,196,283 shares of the Company's Class B common stock, $.01 par value per share ("Class B Common Stock"), issued and outstanding held by two stockholders of record. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares may be transferred after the Record Date. However, all votes must be cast in the names of stockholders of record on the Record Date.

  The Certificate of Incorporation of the Company (the "Certificate") provides that holders of Class A Common Stock have voting rights with regard to the election of a minimum of 25% of the members of the Company's Board of Directors (rounding the number of such directors to be elected up if 25% of the members of the Board of Directors is not equal to a whole number of directors), with the precise number of directors to be elected by the Class A Common Stockholders in excess of such 25% (if any) to be determined by the Board of Directors. The Company's current Board of Directors has been set at six members, and pursuant to the Certificate the holders of Class A Common Stock are entitled to elect at least two directors. The Board of Directors has determined that holders of Class A Common Stock will elect three directors at the 2001 Annual Meeting. Holders of Class A Common Stock are entitled in the election of directors to one vote for each share held.

Quorum and Voting Requirements

  In accordance with Delaware law (under which the Company is organized) and the Company's Bylaws, the presence of a majority of the issued and outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, is required to establish a quorum. For the purpose of determining the presence of a quorum, abstentions and votes withheld from any nominee will be considered to be "votes entitled to be cast" and therefore will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will not be considered to be "votes entitled to be cast" and will not be counted as present for quorum purposes. Broker non-votes are votes that brokers holding shares of record for their customers are not permitted to cast under applicable stock exchange rules because the brokers have not received specific instructions from their customers as to certain proposals and as to which the brokers advised the Company that they lack voting authority.

  The election of three directors by the holders of Class A Common Stock will require the affirmative vote of a majority of the shares of Class A Common Stock represented and entitled to vote in the election at the Annual Meeting, provided a quorum is present. With respect to the election of directors, stockholders may (1) vote "for" each of the nominees, (2) "withhold" authority to vote for each of such nominees, or (3) withhold authority to vote for one or more nominees but vote for the other nominees. Because the directors are elected by the holders of a majority of the shares represented and entitled to vote, withholding authority to vote with respect to one or all nominees or an abstention from voting will have the effect of a vote "against" such nominee or nominees. Broker non-votes will not be considered "votes entitled to be cast" and will have no effect on the outcome of the election of directors.

Proxies

  The accompanying proxy card is for use at the Annual Meeting if a stockholder is unable to attend in person or is able to attend but does not wish to vote in person. Stockholders should specify their choices with regard to each proposal on the enclosed proxy card. All properly executed and dated proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions given. If no specific instructions are given, the shares represented by a signed and dated proxy card will be voted "FOR" the election of the three director nominees named herein. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

  The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. As permitted by Rule 14a-4(c) of the of the Securities and Exchange Commission (the "SEC"), the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals presented by stockholders for consideration at the Annual Meeting that were submitted to the Company after December 14, 2000. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director if a director nominee is unable to serve for good cause and will not serve, and on matters incident to the conduct of the Annual Meeting.

  The giving of a proxy does not affect the right to vote in person should the stockholder attend the Annual Meeting. Any stockholder who has given a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to Victor M. Suglia, the Secretary of the Company, at 4 West State Street, Savannah, Georgia 31401, by executing and delivering to Mr. Suglia a proxy card bearing a later date or by voting in person at the Annual Meeting. If a stockholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting.

                             ELECTION OF DIRECTORS

  The Bylaws of the Company provide that the Board of Directors shall consist of not less than three individuals with the exact number of directors determined by resolution of the Board of Directors; provided, that as long as any Class B Common Stock of the Company remains outstanding, the minimum number of directors must be sufficient to enable the holders of the Class B Common Stock to elect a majority of the directors.

  Pursuant to Article III of the Company's Bylaws, the Board of Directors has set the number of directors of the Company at six and has nominated the following individuals for election by the holders of Class A Common Stock and Class B Common Stock as directors of the Company, respectively:

      Class A Common Stock Nominees                               Director Since
      -----------------------------                               --------------
      John E. Cay III............................................      1997
      Robert W. Cruickshank......................................      1993
      David B. Parshall..........................................      1993

      Class B Common Stock Nominees
      -----------------------------
      Bradley J. Stinn...........................................      1993
      Sterling B. Brinkley.......................................      1993
      Mark C. Pickup.............................................      1993

  Each of the directors will be elected to hold office until the 2002 Annual Meeting of Stockholders or until his earlier death, resignation or removal.

  Holders of Class A Common Stock are entitled to vote only on the Class A Common Stock nominees, and holders of Class B Common Stock are entitled to vote only on the Class B Common Stock nominees. The persons designated as proxies on the enclosed Proxy intend to vote the shares represented thereby in favor of the election to the Board of Directors of the Class A Common Stock nominees whose names appear above, unless either authority to vote for one or all of the nominees is withheld or such Proxy has previously been revoked. It is believed that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the Board of Directors, in its discretion, may designate a substitute nominee or nominees (in which case it is anticipated that the persons designated as proxies will vote for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until the Board locates a suitable candidate or candidates, or reduce the authorized number of directors. It is anticipated that management stockholders of the Company will vote for the election of the nominees.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE CLASS A COMMON STOCK NOMINEES AS DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS.

Certain Information Concerning Nominees

  The following table sets forth certain information regarding the nominees for directors to be elected by the holders of the Class A Common Stock and Class B Common Stock. For additional information concerning the nominees, see "Meetings of the Board of Directors and Committees," "Stock Ownership" and "Certain Transactions" below.

                         Class A Common Stock Nominees

 Name                    Age                 Business Experience
 ----                    ---                 -------------------
 John E. Cay III........ 55  Mr. Cay was elected a director of the Company in
                             February 1997. Mr. Cay has been Chairman and Chief
                             Executive Officer of Palmer & Cay, Inc., a
                             regional insurance brokerage and employee benefit
                             consulting company, since 1998. He served as
                             President of Palmer & Cay from 1971 to 1997. Mr.
                             Cay also serves as a director and on the
                             compensation committee of the Board of Directors
                             of EZCORP, Inc. ("EZCORP"), a pawn shop chain and
                             an affiliate of the Company. Mr. Cay also serves
                             as a director for First Union National Bank of
                             Georgia and First Union National Bank of Savannah.

 Robert W. Cruickshank.. 55  Mr. Cruickshank was elected a director of the
                             Company in August 1993. Since 1981, Mr.
                             Cruickshank has been President of R.W. Cruickshank
                             Co., a financial management company. Mr.
                             Cruickshank is currently a director and chairman of the compensation committee of Calgon Carbon
                             Corp. and a director of the New Canaan Bank &
                             Trust, New Canaan, Connecticut.

 David B. Parshall...... 53  Mr. Parshall was elected a director of the Company in December 1993. Since October 1992, Mr. Parshall
                             has been Managing Director of Dolphin Management
                             Inc., an investment management firm. Mr. Parshall
                             has also been a Managing Director of Private
                             Equity Investors, Inc., a company that purchases
                             portfolios of private equities, since April 1992.
                             From 1988 to 1990, Mr. Parshall was a Managing
                             Director of Shearson Lehman Brothers Inc., and
                             from August 1990 to March 1992, Mr. Parshall
                             served as a Managing Director of the Blackstone
                             Group, L.P, both investment banks.

                         Class B Common Stock Nominees

 Name                    Age                 Business Experience
 -----                   ---                 -------------------
 Bradley J. Stinn......  41  Since September 1998, Mr. Stinn has served as
                             President and Chief Executive Officer of the
                             Company and has served as Chairman of the
                             Executive Committee of the Board of Directors
                             since July 1998. He served as Chief Executive
                             Officer of the Company from February 1996 until
                             December 1997, and as Chairman of the Board of
                             Directors from February 1996 until June 1998. Mr.
                             Stinn served as President, Chief Executive Officer
                             and a director of the Company from August 1993
                             until January 1996. Since June 1995, he has served
                             as the Chairman of the Board of Directors and
                             Chief Executive Officer of Crescent Jewelers Inc.
                             ("Crescent Jewelers"), a retail jewelry chain that
                             is an affiliate of the Company. Since May 1990,
                             Mr. Stinn has served as a director of MS Jewelers
                             Corporation ("MS Jewelers"), the general partner
                             of MS Jewelers Limited Partnership (the
                             "Partnership") which owns 100% of the outstanding
                             shares of Class B Common Stock.

 Sterling B. Brinkley..  48  Mr. Brinkley has served as Chairman of the Board of Directors of the Company since July 1998. From
                             February 1996 until June 1998, he served as Chairman of the Executive Committee of the Board of Directors of the Company. Prior to that time, Mr. Brinkley served as the Chairman of the Board of Directors from August 1993 until January 1996.
                             Mr. Brinkley also serves in the uncompensated position of Chairman of the Board of Directors of MS Jewelers. He also serves as a consultant to Morgan Schiff & Co., Inc. ("Morgan Schiff"), an affiliate of the Company. Mr. Brinkley serves as a director of Crescent Jewelers and as Chairman of the Board of EZCORP. Mr. Brinkley also serves as the chairman of other private companies that are affiliates of Morgan Schiff.

 Mark C. Pickup........  50  Mr. Pickup was elected a director of the Company in August 1993. Mr. Pickup served as Vice Chairman
                             of Crescent Jewelers from December 1994 until
                             February 1995 and served as President and Chief
                             Executive Officer of Crescent Jewelers from August
                             1993 to December 1994. From October 1992 until
                             August 1993, Mr. Pickup served as the Senior Vice
                             President and Chief Financial Officer for Crescent
                             Jewelers. Mr. Pickup is also a director of EZCORP.
                             Previously, for more than five years, Mr. Pickup
                             held various positions with Ernst & Young LLP,
                             leaving as a Partner in its San Francisco,
                             California office in October 1992.

Meetings of the Board of Directors and Committees

  Board of Directors. Under the Delaware General Corporation Law and the Bylaws of the Company, the property, affairs and business of the Company are under the general management of its Board of Directors. The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, and the Board of Directors has appointed standing Audit, Compensation, Compliance and Executive Committees of the Board of Directors.

  Audit Committee. The members of the Audit Committee are Mark C. Pickup (Chairman), Robert W. Cruickshank and David B. Parshall. The Audit Committee recommends to the Board of Directors who the Board should appoint as the independent auditors to audit the financial statements of the Company, which includes an inspection of the books and accounts of the Company. The Audit Committee also reviews with the accountants selected the scope of their audit and their audit report, including any questions and recommendations that may arise in the audit and report or concerning the Company's internal accounting procedures. The Audit Committee held four meetings during the 2000 fiscal year.

  Compensation Committee. The members of the Compensation Committee are Robert
W. Cruickshank (Chairman), Mark C. Pickup and David B. Parshall. The Compensation Committee reviews and approves the compensation of executive officers and establishes targets and incentive awards under the Company's incentive compensation plans. The Compensation Committee held two meetings during the 2000 fiscal year.

  Compliance Committee. The members of the Compliance Committee are David B. Parshall (Chairman), John E. Cay III and Sterling B. Brinkley. The Compliance Committee oversees the policies and procedures of the Company to ensure that the Company is in compliance with all applicable governmental regulations and regulatory procedures. The Committee's work includes overseeing the training and review of employees. The Compliance Committee held one meeting during the 2000 fiscal year.

  Executive Committee. The members of the Executive Committee are Bradley J. Stinn (Chairman), Sterling B. Brinkley and Mark C. Pickup. The Executive Committee exercises the authority of the Board of Directors to manage the Company between meetings of the Board of Directors, to the extent permitted by law. The Executive Committee held five meetings during the 2000 fiscal year.

  The Board of Directors acting as a whole nominates those persons whom the Board recommends that the stockholders elect as directors of the Company. The Board of Directors also considers Class A Common Stock nominees submitted by holders of Class A Common Stock and will do so for the 2002 Annual Meeting if nominees are submitted to the Company on or before September 30, 2001. See "Stockholder Proposals for 2002 Annual Meeting of Stockholders."

  The Board of Directors held five meetings during the 2000 fiscal year. Each director, during the period he was a director, attended at least 75% of the meetings of the Board of Directors, and each member of a committee, during the period he was a committee member, attended at least 75% of the meetings of each committee on which he served.

Compensation of Directors

  In fiscal 2000, directors who were not current employees of the Company received an annual director's fee of $15,000 per year, and Committee Chairmen who were not current employees of the Company received an additional $5,000 per year. In addition, pursuant to Friedman's 1999 Long-term Incentive Plan, directors are able to receive up to 100% of their annual director's fees in shares of Class A Common Stock. See "Executive Compensation--Long-Term Incentive Plan." The Company also reimburses directors for travel and other out-of-pocket expenses incurred in connection with their services as directors. Directors who are employees are not paid extra compensation for their service on the Board of Directors or any committee.

  In addition, under the Friedman's Inc. Stock Option Plan for Outside Directors (the "Director Plan"), each director who is not an employee of the Company receives a grant of options to purchase 5,000 shares of Class A Common Stock upon his initial election to the Board of Directors, and each such director receives subsequent annual grants of options to purchase 1,000 shares of Class A Common Stock. The annual grants are made on the day following each annual meeting of stockholders. The option price for each option granted under the Director Plan is the "Fair Market Value," as defined in the Director Plan, of the shares of Class A Common Stock subject to the option on the date the option is granted. An option is exercisable six months after it is granted and remains exercisable for five years from the date of grant. The Company has reserved 50,000 shares of Class A Common Stock for issuance under the Director Plan and as of September 30, 2000 there were 23,000 options outstanding to purchase shares under the Director Plan.

Executive Officers of the Company

  The following table sets forth certain information regarding the executive officers of the Company, other than Messrs. Stinn and Brinkley, who are discussed above. For information concerning executive officers' ownership of capital stock, see "Stock Ownership."

 Name                    Age                 Business Experience
 ----                    ---                 -------------------
 Victor M. Suglia......  45  Victor M. Suglia, has served as Senior Vice
                             President and Chief Financial Officer of the
                             Company since June 1997, and Treasurer and
                             Secretary of the Company since November 1997.
                             Since September 1999, Mr. Suglia has also served
                             as the Chief Financial Officer of Crescent
                             Jewelers. Prior to joining the Company, Mr. Suglia
                             was Vice President and Corporate Controller for
                             Saks Holdings, Inc., the holding company of Saks
                             Fifth Avenue, for six years.

 Paul G. Leonard ......  45  Paul G. Leonard joined the Company in May 1999 as
                             Executive Vice President and Chief Merchandising
                             Officer. Prior to joining the Company, Mr. Leonard
                             was President of Corporate Merchandise at Zale
                             Corporation for four and one half years. Mr.
                             Leonard was Senior Vice President for Ames
                             Department stores for three years prior to joining
                             Zale Corporation.

Executive Compensation

  Summary Compensation Information. The following table presents certain summary information concerning compensation for the fiscal years ended September 30, 2000, 1999 and 1998 earned by (i) the Chief Executive Officer of the Company; and (ii) each of the other four most highly compensated executive officers of the Company whose total salary and bonus for the fiscal year ended September 30, 2000, exceeded $100,000 (collectively, the "Named Executive Officers").

                          Summary Compensation Table

                                                                  Long Term
                                                                 Compensation
                                   Annual Compensation              Awards
                              ------------------------------  ------------------
Name and                                        Other Annual      Securities
Principal Position       Year  Salary   Bonus   Compensation  Underlying Options
------------------       ---- -------- -------- ------------  ------------------
Bradley J. Stinn........ 2000 $400,000 $200,000   $149,304(1)          --
 President, Chief        1999  400,000  250,000    137,890(1)          --
 Executive               1998  400,000      --      143,33(1)       50,000
 Officer and Chairman of
 the Executive Committee
 of the Board of
 Directors


Sterling B. Brinkley.... 2000 $300,000 $100,000   $ 87,553(2)          --
 Chairman of the         1999  300,000  125,000     76,468(2)          --
 Board of Directors      1998  300,000      --      73,361(2)          --


Victor M. Suglia........ 2000 $190,000 $ 50,000        --              --
 Senior Vice President,  1999  190,000   40,000        --              --
 Chief Financial         1998  178,750   25,000        --              --
 Officer,
 Secretary and Treasurer


Paul G. Leonard(3)...... 2000 $300,000 $125,000        --              --
 Executive Vice          1999  105,769  125,000   $130,305(4)       90,000
 President               1998      --       --         --              --
 and Chief Merchandising
 Officer

--------
(1) Composed of: (i) a housing allowance of $42,000 in each of fiscal 2000, 1999 and 1998, respectively; (ii) an automobile allowance of $17,550, $17,400 and $20,334 in fiscal 2000, 1999 and 1998, respectively;
    (iii) annual interest forgiveness on an incentive loan of $46,800, $40,875 and $42,225 in fiscal 2000, 1999 and 1998, respectively; and (iv) an annual reimbursement for the payment of taxes on the interest forgiveness of $42,954, $37,515 and $38,754 in fiscal 2000, 1999, and 1998, respectively. See "--Employment Arrangements."

(2) Composed of: (i) annual interest forgiveness on an incentive loan of $46,800, $40,875 and $42,225 in fiscal 2000, 1999 and 1998, respectively and (ii) an annual reimbursement for the payment of taxes on the interest forgiveness of $40,753, $35,593 and $31,136, in fiscal 2000, 1999 and
    1998, respectively. See "--Employment Arrangements."

(3) Mr. Leonard's employment with the Company began in May 1999.

(4) Composed of (i) reimbursement of moving expenses of $67,446 and (ii) reimbursement of income taxes related to the moving expense of $62,859.

                         Fiscal Year-End Option Values

                                                         Number of Securities
                                                        Underlying Unexercised
                                                              Options At
                                                          Fiscal Year-End(1)
                                                       -------------------------
      Name                                             Exercisable Unexercisable
      ----                                             ----------- -------------
      Bradley J. Stinn(2).............................   335,000      15,000
      Sterling B. Brinkley............................   130,000         --
      Victor M. Suglia................................    25,000
      Paul G. Leonard.................................    36,000      54,000

--------
(1) No stock options were exercised by any of the Named Executive Officers during fiscal 2000. In addition all of the options shown had exercise prices in excess of the fair market value of a share of Class A Common Stock as of September 30, 2000 of $5.00, and as a result none of the options were in-the-money as of September 30, 2000.

(2) All of the unexercisable options to purchase shares of Class A Common Stock held by Mr. Stinn become immediately exercisable in the event that the employment of Mr. Stinn is terminated by the Company for any reason.

 Employment Arrangements

  As further incentive to enhance the value of the Company for the benefit of its stockholders, in October 1994 when the Class A Common Stock Price was $16.38, the Company adopted an incentive plan that provided each of Mr. Brinkley and Mr. Stinn a loan in the amount of $1.5 million, the repayment of which is forgiven upon the attainment of specific targets for the market price of the Company's Class A Common Stock ranging from $22.50 to $32.50. The plan was structured such that if the Company is able to achieve nearly 100% appreciation in its stock price within a designated period, the entire amount of all advances will be forgiven and related tax consequences will be paid by the Company. The loans are due and payable in ten years and carry an interest rate equal to the minimum rate allowable under the Internal Revenue Code of 1986, as amended (the "Code"). The incentive features of the loans provide that: (i) as long as Mr. Brinkley or Mr. Stinn are employed by the Company on the date when interest is due on the loans, the interest will be forgiven;
(ii) a percentage of the outstanding principal of the loans will be forgiven upon the attainment of certain targets for the price of the Company's Class A Common Stock; and (iii) the Company will pay any taxes due as the result of the forgiveness of interest and principal. In addition, in the event of the death or disability of Mr. Brinkley or Mr. Stinn or a Change in Control of the Company (as defined in the loan agreements), the remaining principal amount and any unpaid and unforgiven interest accrued on the loans will be forgiven. The first stock price target ($22.50 per share) was attained in July 1995, the second stock price target ($25.00 per share) was attained in April 1996 and the third stock price target ($27.50 per share) was attained in May 1996. To date, 50% of the principal amount of the loans has been forgiven. The remaining principal amount will be forgiven through 2003 if the stock price reaches targets ranging from $32.50 to $60.00. The Company incurred a charge of $2.1 million in the quarter ended June 30, 1996 related to the attainment of the $25.00 and $27.50 price targets.

  In January 1999, the Company entered into an Indemnification Agreement with Mr. Stinn pursuant to which the Company agreed to assume and pay certain indemnification obligations of Crescent Jewelers to Mr. Stinn should Crescent Jewelers fail to promptly pay such obligations. The only indemnification obligations the Company agreed to assume under the agreement are those which
(i) constitute indemnifiable claims under Crescent Jewelers' Articles of Incorporation or Bylaws, and (ii) arise out of or relate to a transaction between the Company and Crescent Jewelers.

 Long-Term Incentive Plan

  The Company currently maintains the Friedman's Inc. 1999 Long-Term Incentive Plan (the "LTIP"), which was approved by the holders of Class B Common Stock at the 1999 Annual Meeting. The Company had

337,277 options available to be granted pursuant to the LTIP as of September 30, 2000. The Company has reserved 500,000 shares of the authorized but unissued shares of Class A Common Stock for issuance upon the grant or exercise of awards pursuant to the LTIP.

  By unanimous written consent effective, January 26, 2001, the Board of Directors approved an amendment to the LTIP which would increase the number of authorized but unissued shares of Class A Common Stock reserved for issuance under the LTIP from 500,000 shares to 100,000 shares. The Board of Directors also approved a further amendment to the LTIP that will allow for the addition of a "reload" feature to be included in any award made under the plan. A reload feature will replace any exercised stock option with a new stock option for an equal number of shares of Class A Common Stock at an exercise price equal to the then fair market value and a vesting schedule equal to the stock option it replaces.

  Each of these amendments will be submitted to the Class B Common Stockholders for their approval at the Annual Meeting.

Report on Executive Compensation of the Compensation Committee of the Board of
                                   Directors

 Introduction

  The Compensation Committee of the Board of Directors is responsible for developing the Company's executive compensation policies and advising the Board of Directors with respect to such policies. The members of the Compensation Committee are Robert W. Cruickshank, who serves as Chairman of the Compensation Committee, David B. Parshall and Mark C. Pickup.

 Compensation Policies

  The objectives of the Company's executive compensation program are to:

  - Encourage the achievement of Company goals by providing compensation that directly relates to the performance of the individual and the achievement of strategic objectives.

  - Establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within the Company's industry.

  - Promote a direct relationship between compensation and Company performance by facilitating executive officer stock ownership through long-term incentive compensation, specifically stock option awards.

 Compensation Practices

  The Company's executive officer compensation program is comprised of base salary, annual cash incentive bonus compensation and long-term incentive compensation in the form of stock options, incentive loans and various other benefits, which are generally available to all employees of the Company.

 Base Salary

  The base salaries for the Company's executive officers vary depending on the responsibilities of the officers. An executive officer's base salary may not necessarily be competitive with other companies in the Company's industry; however, the Company believes that its emphasis on incentive bonus compensation described below better serves the interests of the Company, and such incentive bonus compensation may enable the executive officer's overall annual compensation to exceed the total compensation paid by companies comparable to the Company.

 Annual Cash Incentive Compensation

  In order to best serve the interests of the Company and its stockholders the Company makes extensive use of cash bonuses as a component of management compensation. These bonuses are awarded based on the Company's operating performance and the individual executive officer's contribution to that performance. The Company's financial performance goals are set at the beginning of each fiscal year. At the end of each fiscal year, cash bonuses are then recommended in the judgment of the Compensation Committee and based on the achievement of financial targets and the individual performance of the executive officer. The Compensation Committee believes that this program provides a direct financial incentive to the Company's executive officers, which motivates them to achieve the Company's performance goals and to work for the overall success of the business.

  In fiscal 2000, performance measures for incentive compensation payments were based on specific criteria associated with each executive officers' performance within his area of responsibility and the achievement of certain financial performance targets, including return on equity.The Compensation Committee decided to pay certain annual executive officer bonuses to reward the achievement of certain executive officer performance goals, including an increase in return on equity.

  For fiscal 2001, the Compensation Committee has determined that the performance measures for incentive compensation payments will be based on specific performance criteria associated with each executive officer's area of responsibility and the achievement of a range of annual financial performance targets. The financial performance targets are based on the Company's fiscal 2001 financial plan. The Compensation Committee has, however, also reserved the discretion to award bonuses if it determines that an executive officer's individual performance justifies such an award.

 Long-Term Incentive Compensation

  Long-term incentives are designed to link management compensation with the long-term interests of the Company's stockholders. Although the Friedman's Inc. 1999 Long-Term Incentive Plan provides for several types of long-term incentive based compensation, the Company currently grants only stock options as long-term incentives. Stock options generally have a vesting period of three years. Individual stock option awards are based on level of responsibility, the Company's stock ownership objectives for management and the Company's performance versus certain financial performance objectives. The Company's long-term performance ultimately determines the level of compensation resulting from stock options, since stock option value is entirely dependent on the long-term growth of the price of the Class A Common Stock.

 Compensation of Chief Executive Officer

  The base salary of the current Chief Executive Officer of the Company, Bradley J. Stinn, was $400,000 for fiscal 2000. Based on his performance during its fiscal 2000, Mr. Stinn was paid a bonus of $200,000.

 Policy with Respect to Deductibility of Compensation Expense

  It is the responsibility of the Compensation Committee to ensure that the Company receives the maximum tax benefit from its compensation expenses. In addition, the Friedman's Inc. 1999 Long-Term Incentive Plan is designed to comply with the Internal Revenue Service requirements for deductibility of performance-based compensation.

 Conclusion

  The Company's compensation program described above is designed to link closely pay with performance and the creation of stockholder value. The Compensation Committee believes that the program has been and will continue to be successful in supporting the Company's financial, growth and other business objectives.

                                          COMPENSATION COMMITTEE
                                              Robert W. Cruickshank
                                              David B. Parshall
                                              Mark C. Pickup

            Report of the Audit Committee of the Board of Directors

  The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A. The members of the Committee are Mark C. Pickup (Chair), Robert W. Cruickshank and David B. Parshall. The Committee recommends to the Board of Directors, subject to ratification by the holders of Class B Common Stock, the selection of the Company's independent accountants.

  Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principals, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

  Based upon Audit Committee's discussion with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K of the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Mark C. Pickup
                                          Robert W. Cruickshank
                                          David B. Parshall

                             CERTAIN TRANSACTIONS

Background of the Company

  In May 1990, MS Jewelers Limited Partnership (the "Partnership") was formed by an investor group led by the investment banking firm Morgan Schiff and its principals to purchase from Friedman's Jewelers, Inc. ("FJI") certain jewelry retailing assets, including 45 stores (the "FJI Acquisition"). The Company then was incorporated under the laws of the State of Delaware on July 15, 1993, and, prior to the closing of its initial public offering of Class A Common Stock in October 1993, the Company issued 5,606,700 shares of Class B Common Stock to the Partnership in exchange for substantially all of the assets held by the Partnership and the Company's assumption of all of the Partnership's liabilities. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.

  Effective March 31, 1996, the Partnership issued a notice to the limited partners of the Partnership granting the limited partners the option to withdraw from the Partnership by exchanging their units of interest in the Partnership for shares of Class A Common Stock of the Company. The shares of Class A Common Stock that were distributed to these limited partners (the "Withdrawing Limited Partners") constituted shares of Class B Common Stock held by the Partnership that had been converted into Class A Common Stock by the Partnership to effect the distribution. As of December 31, 2000, an aggregate of 4,410,417 shares of Class A Common Stock had been distributed to Withdrawing Limited Partners.

  The Company is controlled by Mr. Phillip Ean Cohen, through his sole ownership of MS Jewelers, the general partner of the Partnership, which owns 100% of the Company's Class B Common Stock. As a result of his control of those entities, Mr. Cohen controls all decisions with respect to major corporate transactions affecting the Company. Mr. Cohen also controls Morgan Schiff, for which Mr. Brinkley serves as a consultant, and Crescent Jewelers, of which Mr. Brinkley serves as a director, Mr. Stinn serves as Chairman and Chief Executive Officer, and Mr. Suglia serves as Chief Financial Officer.

Other Transactions

  MS Jewelers. Mr. Brinkley has served in the uncompensated position of Chairman of the Board of MS Jewelers, the general partner of the Partnership, since May 1990. Mr. Stinn served as President and Chief Executive Officer of MS Jewelers from September 1992 until August 1993.

  Effective August 9, 1993, the Partnership established the MS Jewelers Limited Partnership 1993 Incentive Plan (the "Partnership Incentive Plan"). The Partnership Incentive Plan provided for the granting of options to purchase up to six units of limited partnership interest (a "Unit") at option prices determined by the Board of Directors of MS Jewelers. Each Unit represents a partnership capital percentage equal to approximately .84%, which represents an indirect interest in 41,955 shares of Class B Common Stock on a fully diluted basis assuming exercise of all outstanding options. Effective August 9, 1993, Bradley J. Stinn was granted an option to purchase five Units under the Partnership Incentive Plan. The exercise price of these options was $100,000 per Unit, which equates to $2.38 per share of Class B Common Stock. See "Stock Ownership."

  Stock Purchase Loans to Directors and Executive Officers. On November 5, 1998, the Board of Directors of the Company authorized the Company to make incentive stock purchase loans to the directors and certain executive officers of the Company. Pursuant to the terms of the loan agreements, the directors and executive officers were required to use the proceeds from the loans to purchase shares of the Company's Class A Common Stock, thereby more closely linking the personal interests of the directors and executive officers to those of the Company's stockholders. The principal balance of all such loans will be due on November 23, 2003, and interest, which accrues at 5.0% annual simple interest, is payable annually. On November 23, 1998, loans in the following amounts were made to the following directors and executive officers:
Sterling B. Brinkley ($250,000); John E. Cay ($50,000); Robert W. Cruickshank ($50,000); David B. Parshall ($50,000); Mark C. Pickup ($50,000); Bradley J. Stinn ($250,000) and Victor M. Suglia ($150,000). On May 14, 1999 and August 3, 1999, loans in the amounts of $50,000 and $25,000, respectively, were made to Paul G. Leonard.

  Morgan Schiff. In December 1994, the Company entered into a Financial Advisory Services Agreement with Morgan Schiff under which Morgan Schiff agreed to provide the Company with certain financial advisory services with respect to capital structure, business strategy and operations, budgeting and financial controls, and mergers, acquisitions and other similar transactions. The Financial Advisory Services Agreement has a term of one year with an automatic renewal unless either party terminates by written notice 30 days prior to the end of the term. The Company paid Morgan Schiff $400,000 plus expenses for its services under the Financial Advisory Services Agreement in fiscal 2000, and also agreed to indemnify Morgan Schiff against any losses associated with the Financial Advisory Services Agreement. In fiscal 1999, the Company accrued estimated costs of $1 million for services provided by Morgan Schiff, an affiliate, associated with the refinancing, the purchase warrant and guarantee of Crescent's debt. See "--Certain Transactions--Other Transactions--Crescent".

  Crescent. Crescent operates 152 stores in seven western states, principally California and Arizona. The Company and Crescent are affiliated through common controlling ownership and executive management. The Company is controlled by Mr. Phillip Ean Cohen, through his sole ownership of MS Jewelers, the general partner of the Partnership which owns 100% of the Company's Class B Common Stock. As a result of his control of those entities, Mr. Cohen controls all decisions with respect to major corporate transactions affecting the Company. Crescent is also controlled by Mr. Cohen through his sole ownership of CJ Morgan Corp., the general partner of CJ Limited Partnership which owns all of the capital stock of Crescent. In addition, Bradley J. Stinn and Victor M. Suglia serve respectively as President and Chief Executive Officer and Chief Financial Officer of the Company and Crescent.

  Effective April 1, 2000, the Company signed an agreement licensing Crescent to use certain trademarks owned by the Company. The Company received $100,000 from Crescent during fiscal 2000 as license fees under this agreement. Effective May 1, 2000, the Company signed an agreement with Crescent to provide Crescent with merchandising, inventory management and replenishment systems, accounting and systems support and certain other back office processing services. Also effective May 1, 2000, the Company signed an agreement with Crescent to provide Crescent with integration services resulting from the installation of new information technology systems at Crescent. To date, the Company has received $475,000 from Crescent pursuant to the services agreement and approximately $270,000 pursuant to the integration agreement.

  On September 15, 1999, Crescent entered into a $112.5 million, three-year senior, secured revolving syndicated bank facility, led by Bank of America, N.A. to fund its restructuring and provide for its working capital needs. Crescent used a portion of the proceeds from the facility to repay the Company's $25 million investment originally made in Crescent. As part of Crescent's new three-year bank facility, the Company agreed to provide certain credit enhancements and to guaranty the obligations of Crescent under the syndicated credit facility. In consideration for this guaranty, Crescent makes quarterly payments to the Company in an amount equal to 2% per annum of the outstanding obligations of Crescent under its credit facility during the preceding quarter. These payments amounted to $2.4 million in fiscal 2000. In further consideration of this guaranty, Crescent issued a warrant to the Company to purchase 7,942,904 shares of Crescent non-voting Class A Common Stock, or approximately 50% of the capital stock of Crescent on a fully diluted basis, for an exercise price of $500,000.

  Friedman's/Crescent Joint Venture. Effective October 1, 2000, the Company and Crescent entered into a joint venture to operate the web sites of each company, including the online sales of merchandise. During fiscal 2000, the Company contributed $30,000 to fund the pre-formation expenses of the joint venture. As of December 31, 2000, the Company's contribution to the joint venture totaled $1,500,000 in cash.

                                STOCK OWNERSHIP

  Based solely upon information furnished to the Company, the following table sets forth certain information with respect to the beneficial ownership of Class A and Class B Common Stock as of December 31, 2000 by (i) each person who is known by the Company to beneficially own more than five percent of either the Class A Common Stock or the Class B Common Stock, (ii) each nominee for director of the Company, (iii) each of the Named Executive Officers (as defined under "Election of Directors--Executive Compensation" above) and
(iv) all officers and directors as a group.

                                          Shares of Class A       Shares of Class B
                                            Common Stock            Common Stock          Percentage of
Name and Address                       ----------------------- ----------------------- Class A and Class B
of Beneficial Owner                     Number   Percentage(1)  Number   Percentage(1)   Common Stock(1)
-------------------                    --------- ------------- --------- ------------- -------------------
MS Jewelers Limited Partnership(2)....       --       --       1,196,283      100%             8.3%
 MS Jewelers Corporation
 Phillip Ean Cohen
 350 Park Avenue
 New York, New York 10022
FJI(3)................................   987,338      7.4%           --       --               6.8%
 Friedman's Jewelers, Inc.
 Friedman's Jewelers, Inc., Anniston
 Friedman's Jewelers, Inc., Greenville
 Friedman's Jewelers, Inc., Marietta
 Friedman's Jewelers, Inc., Oglethorpe
 Stanley Jewelers, Inc.
 P.O. Box 9925
 Savannah, Georgia 31412
Gilder, Gagnon, Howe & Co.(4)......... 1,080,655      8.1%           --       --               7.5%
 1775 Broadway
 New York, New York 10019
Merrill Lynch & Co., Inc.(5)..........   672,400      5.1%           --       --               4.6%
 on behalf of Merrill Lynch Asset
 Management Group
 World Financial Center, North Tower
 250 Vesey Street
 New York, NY 10381
Dimensional Fund Advisors Inc.(6).....   802,400      6.0%           --       --               5.5%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
FMR Corp.(7).......................... 1,343,700     10.1%           --       --               9.3%
 Edward C. Johnson III
 82 Devonshire Street
 Boston, Massachusetts 02109
Becker Capital Management, Inc.(8) ... 1,080,190      8.1%           --       --               7.5%
 1211 SW Fifth Avenue, Suite 2185
 Portland, Oregon 97204

                                         Shares of Class A       Shares of Class B
                                           Common Stock             Common Stock          Percentage of
Name and Address                      ----------------------- ------------------------ Class A and Class B
of Beneficial Owner                    Number   Percentage(1)   Number   Percentage(1)   Common Stock(1)
-------------------                   --------- ------------- ---------- ------------- -------------------
Bradley J. Stinn(9)(10).............    536,033      3.9%      209,774       17.5%             5.1%
Sterling B. Brinkley(11)............    432,494      3.2%          --         --               3.0%
Robert W. Cruickshank(12)...........     16,792        *           --         --                 *
David B. Parshall(13)...............     11,095        *           --         --                 *
Mark C. Pickup(14)..................     14,242        *           --         --                 *
John E. Cay III(15).................     59,544        *           --         --                 *
Victor M. Suglia(16)................     45,950        *           --         --                 *
Paul G. Leonard(17).................     53,747        *           --         --                 *
All
 executive officers and directors as
 a group (8 persons)(18)............  1,169,897      8.4%      209,774       17.5%             9.5%

--------
   *  Less than 1%.
 (1) Except as indicated in the footnotes set forth below, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them. The numbers of shares shown include shares that are not currently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within 60 days from December 31, 2000, upon the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the particular stockholder and by the group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
 (2) MS Jewelers is the general partner of the Partnership and has the sole right to vote the shares of Class B Common Stock and to direct their disposition. Mr. Cohen is the sole stockholder of MS Jewelers. See "Certain Transactions."
 (3)  Based on a Schedule 13G filed with the SEC on February 14, 2000.
 (4) Based on a Schedule 13G filed with the SEC on February 15, 1995. Gilder, Gagnon, Howe & Co. disclaims beneficial ownership of these shares which are held in: (i) customer accounts over which its partners or employees may have discretion to purchase or dispose of securities but over which Gilder, Gagnon, Howe & Co. does not have discretion (1,066,805 shares as of December 31, 1994); (ii) accounts owned by its partners and by its partners' families in accounts controlled by partners (10,200 shares as of December 31, 1994); or (iii) the account of its firm profit sharing plan, which is controlled by certain of its partners (3,600 shares as of December 31, 1994).
 (5)  Based on a Schedule 13G filed with the SEC on February 4, 2000
 (6)  Based on a Schedule 13G filed with the SEC on January 28, 2000.
 (7) Based on a Schedule 13G filed with the SEC on February 11, 2000. Of the shares reported, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,343,700 shares. Edward C. Johnson III and FMR Corp., through its control of Fidelity, each have sole power to dispose of the 1,343,700 shares. Neither has the sole power to vote or direct the voting of the shares.
 (8)  Based on a Schedule 13G filed with the SEC on January 28, 2000.
 (9) Shares of Class B Common Stock owned by Mr. Stinn are owned indirectly through his ownership of options to purchase limited partnership interests in the Partnership. He has no right to vote or to direct the disposition of these shares. See "Certain Transactions."
(10) Includes 5,100 shares of Class A Common Stock held by or on behalf of Mr. Stinn's children, 765 shares of Class A Common Stock held by Mr. Stinn's wife and options to purchase 350,000 shares of Class A Common Stock that are immediately exercisable.
(11) Includes options to purchase 130,000 shares of Class A Common Stock that are immediately exercisable.
(12) Includes options to purchase 5,000 shares of Class A Common Stock granted under the Director Plan that are immediately exercisable.

(13) Includes 300 shares of Class A Common Stock held in trust for Mr. Parshall's children and options to purchase 5,000 shares of Class A Common Stock granted under the Director Plan that are immediately exercisable.
(14) Includes options to purchase 5,000 shares of Class A Common Stock granted under the Director Plan that are immediately exercisable.
(15) Includes options to purchase 8,000 shares of Class A Common Stock granted under the Director Plan that are immediately exercisable and 11,500 shares of Class A Common Stock held by Palmer & Cay, Inc.
(16) Includes options to purchase 25,000 shares of Class A Common Stock that are immediately exercisable.
(17) Includes options to purchase 36,000 shares of Class A Common Stock that are immediately exercisable.
(18) Includes 209,774 shares of Class B Common Stock held by Mr. Stinn indirectly through ownership of options to purchase limited partnership interests in the Partnership, and options to purchase 564,000 shares of Class A Common Stock.

                         Stockholder Return Comparison

  The Company's Class A Common Stock began trading on the Nasdaq National Market on October 14, 1993 in connection with the Company's initial public offering. The price information reflected for the Class A Common Stock in the following performance graph represents the closing sale price of the Class A Common Stock for the period from September 30, 1995 through October 1, 1996. The performance graph compares the cumulative stockholder returns on the Class A Common Stock with the Nasdaq Stock Market Index (U.S. Companies) and a Peer Index (as described below) over the same period (assuming the investment of $100 in the Company's Class A Common Stock, the Nasdaq Stock Market (U.S. Companies) and the Peer Index on September 29, 1995, and reinvestment of all dividends).

            Comparison of Cumulative Total Returns--Friedman's Inc.

                              [PERFORMANCE GRAPH]

                          Year-End Cumulative Returns

                                                        September 30,
                                             -----------------------------------
                                             1995  1996  1997  1998  1999  2000
                                             ----- ----- ----- ----- ----- -----
Friedman's Inc.............................. 100.0  86.2  77.6  29.9  40.7  23.3
The Nasdaq Stock Market..................... 100.0 118.7 162.9 165.5 270.4 358.9
Peer Index.................................. 100.0 119.8 137.1 117.4 139.8 103.7

  Total return calculations for the Nasdaq Stock Market Index (U.S. Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the stocks of those companies included in the Nasdaq Retail Trade Stock Index. Specific information regarding the companies comprising the Peer Index will be provided to any stockholder upon request to Victor M. Suglia, the Secretary of the Company.

                             STOCKHOLDER PROPOSALS
                    FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

  Nominations by stockholders for director elections and other proposals of stockholders, intended to be presented at the annual meeting of stockholders to be held in 2002, together with certain related information specified in Rule 14a-8 of the Securities and Exchange Commission, should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Savannah, Georgia on or before September 30, 2001 to be eligible for inclusion in the Company's Proxy Statement and Proxy relating to that meeting. Any stockholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) a statement in support of the proposal and (v) any other information required by the rules and regulations of the Securities and Exchange Commission. Nominations and other proposals of stockholders that are submitted to the Company after September 30, 2001 may be excluded from the Company's proxy materials for the 2002 Annual Meeting of Stockholders and will otherwise be subject to Rule 14a-8 of the Securities and Exchange Commission.

                                 OTHER MATTERS

Filings Under Section 16(a)

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and any persons who beneficially own more than ten percent of the Company's Class A Common Stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and beneficial owners of more than ten percent of the Class A Common Stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during fiscal 2000, all persons subject to the reporting requirements with regard to the Class A Common Stock complied with all applicable filing requirements.

Auditors

  The Company's Board of Directors has selected Ernst & Young LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending September 30, 2001. Ernst & Young LLP has no financial interest, direct or indirect, in the Company and does not have any connection with the Company except in its professional capacity as an independent auditor. The Board of Directors has submitted the selection of Ernst & Young LLP as independent auditors to the holders of Class B Common Stock for ratification. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending September 30, 2001. Even if the selection is ratified, the Board of Directors in its sole discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

Miscellaneous

  The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournment thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Availability of Annual Report and Form 10-K

  Accompanying this Proxy Statement is a copy of the Company's Annual Report for the year ended September 30, 2000, which includes audited financial statements of the Company. Stockholders who would like additional copies of the Annual Report or the Company's Form 10-K should direct their requests in writing to: Friedman's Inc., 4 West State Street, Savannah, Georgia 31401,
Attention: Victor M. Suglia, Secretary. Such materials will not form any part of the materials for the solicitation of proxies.

                                                                      EXHIBIT A

                            AUDIT COMMITTEE CHARTER

                            AUDIT COMMITTEE OF THE
                             BOARD OF DIRECTORS OF
                                FRIEDMAN'S INC.

I. INTRODUCTION AND PURPOSE

  There shall be a committee of the Board of Directors of Friedman's Inc. (the "Corporation") know as the Audit Committee (the "Committee"). The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

  . Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

  The Audit Committee shall be comprised of three or more Independent Directors, (as defined in Rule 4200 of the Rules of the Nasdaq Stock Market, Inc.) who are not officers or employees of the Corporation and each of whom is free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

  All members of the Committee shall be able to read and understand fundamental financial statements, including the Corporation's balance sheet income statement and cash flow statement. Additionally, the Audit Committee shall have at least one member with past employment experience in finance or accounting, a professional certification in accounting or comparable experience or background which results in the individual's financial sophistication.

  The members of the Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

III. MEETINGS

  The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee shall meet with the independent accountants and management quarterly to review the Corporation financials consistent with IV.4. below.

IV. RESPONSIBILITIES AND DUTIES

  To fulfill its responsibilities and duties the Audit Committee shall:

Document/Report Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual and quarterly financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the Quarterly Report on Form 10-Q prior to its filing or prior to the release of earnings.

5. Recommend to management, based on the Audit Committee's review of the Corporation's financial statements, its discussions with the independent accountant of the Corporation's accounting practices and its discussions with the outside accountant concerning independence of the outside accountant, whether or not the Corporation should include its financial statements in its Annual Report on Form 10-K.

6. Disclose, as required by the applicable securities laws, in the Corporation's proxy statement the required information concerning the audit committee and its function.

Independent Accountants

7. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

8. Advise the independent accountant that the independent accountant is ultimately accountable to Board of Directors and the Committee, as representatives of the stockholders, and that the Board of Directors has the ultimate authority for selection, evaluation and, where appropriate, dismissal of the independent accountant.

9. On an annual basis, receive from the independent accountant the written disclosure and letter required by ISB Standard No. 1 and discuss with the accountants all significant relationships the accountants have with the Corporation that may impact the accountants' objectivity and independence.

10. Recommend to the Board of Directors appropriate action to oversee the independence of the outside auditor.

11. Review the performance of the independent accountants and recommend discharge of the independent accountants when circumstances warrant.

12. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financials statements.

Financial Reporting Processes

13. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

14. Consult with the independent accountants' and management about the independent accountants' judgments concerning not only the acceptability, but also the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

15. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

16. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgment.

17. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

18. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

19. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

20. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

21. Review management's monitoring of the Corporation's compliance with the Corporation's Code of Ethical Conduct, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

22. Review activities, organizational structure, and qualifications of the internal audit department.

23. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

24. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

                                FRIEDMAN'S INC.
                               Savannah, Georgia
                      2001 Annual Meeting of Stockholders

  The undersigned stockholder of Friedman's Inc. (the "Company"), Savannah, Georgia, hereby constitutes and appoints Bradley J. Stinn and Victor M. Suglia, or either one of them, each with full power of substitution, to vote the number of shares of Class A Common Stock which the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Stockholders to be held at the Westin Savannah Harbor, One Resort Drive, Savannah, Georgia 31421 on Thursday, March 1, 2001, at 10:00 A.M., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposal (the "Proposal") described in the Notice to the Holders of Class A Common Stock of the Annual Meeting of Stockholders and Proxy Statement, both dated January 29, 2001, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or will not serve and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof. The Board of Directors recommends a vote FOR the Proposal.

  Election of Directors. On the Proposal to elect the following directors to serve until the 2001 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified:

          John E. Cay III
          Robert W. Cruickshank
          David B. Parshall

                   For [_]            Withhold Authority [_]

  To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:
  --------------------------------------------------------------------------

  This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Proposal and with discretionary authority on all other matters that may properly come before the Annual Meeting or any adjournments thereof.

  Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                             Shares Held: ____________

                                             -------------------------
                                             Signature of Stockholder

                                             -------------------------
                                             Signature of Stockholder
                                                 (If held Jointly)

                                             Dated: ____________, 2001
                                                  Month      Day

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FRIEDMAN'S INC.
         AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.